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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Informatica Corporation for the registration of shares of its common stock and to the incorporation by reference of our report dated January 24, 2000, with respect to the consolidated financial statements and financial statement schedule of Informatica Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Palo Alto, California

July 17, 2000